SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

Date of Report: July 17, 1997

                           Titan Pharmaceuticals, Inc.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

        0-27436                                         94-3171940
(Commission File Number)                      (IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, California      94080
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone no. including area code:  (415) 244-4990


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Item 5. Other Events

     On July 16, 1997, the Registrant entered into a sublicense agreement with its affiliate, Ansan Pharmaceuticals, Inc. ("Ansan"), pursuant to which it acquired an exclusive worldwide license to Ansan's butyrate compounds for anti-cancer and certain other indications in exchange for the Registrant's payment of a 2% royalty on net sales and the Registrant's transfer to Ansan of all of its equity holdings in Ansan. The sublicense includes the anti-cancer agent Pivanex, currently in Phase I testing for solid tumors.

     The sublicense is a component of an Agreement and Plan of Reorganization and Merger between Ansan and Discovery Laboratories, Inc. ("Discovery"), a privately-held development stage biotechnology company, pursuant to which Discovery will be merged with and into Ansan (the "Merger"). The closing of the Merger, which is expected to occur in November 1997, is subject to customary closing conditions, including approval by the stockholders of Ansan and Discovery. Upon completion of the Merger, Ansan will repay approximately $1,200,000 of outstanding indebtedness to the Registrant. The sublicense is subject to consummation of the Merger.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TITAN PHARMACEUTICALS, INC.

                                          By: /s/ Louis R. Bucalo
                                             -----------------------
                                             Louis R. Bucalo, M.D.
                                        President and Chief Executive Officer

Dated:  July 17, 1997



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